Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chicken Soup for the Soul Entertainment, Inc. of our report dated July 30, 2019 relating to the financial statements of Crackle U.S. (a business of Sony Pictures Entertainment), which appears in Chicken Soup for the Soul Entertainment, Inc.'s Current Report on Form 8-K/A dated July 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
May 21, 2020